UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 12, 2006

AFFYMETRIX, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-28218	77-0319159
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3420 Central Expressway
Santa Clara, California 95051
(Address of principal executive offices) (Zip Code)

(408) 731-5000
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2006, Affymetrix, Inc. (“Affymetrix” or the “Company”) issued a press release announcing that Gregory T. Schiffman submitted his resignation as Executive Vice President, Chief Financial Officer, Treasurer (and Principal Financial and Accounting Officer), as well as from all other positions he holds with the Company’s subsidiaries, in order to pursue the senior financial management role at another company.  Mr. Schiffman’s resignation is effective as of December 15, 2006.  The Company will initiate its search for a new Chief Financial Officer (and Principal Financial Officer) immediately.

Following Mr. Schiffman’s resignation, James R. Gibson, age 37, was appointed as the Principal Accounting Officer of the Company.  Mr. Gibson joined the Company as Director, Accounting Operations in August 2002, was promoted to Senior Director, Finance and Corporate Controller in February 2004 and promoted to Vice President, Accounting and Corporate Controller in January 2006.  Prior to joining the Company, Mr. Gibson was Director of Finance and Controller of Netflix from October 1999 to February 2002.

A copy of the press release announcing these management changes is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description
99.1	Press Release dated December 14, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFYMETRIX, INC.

By:	/s/ Barbara A. Caulfield
	Name:	Barbara A. Caulfield
	Title:	Executive Vice President and General Counsel

Dated:  December 14, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 14, 2006.